SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2008

Heartland Financial USA, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items

Heartland Financial USA, Inc. expanded its relationship with TransFirst LLC by entering into a Merchant Card Processing Referral and Sales Representative Agreement effective September 29, 2008. Under this agreement, TransFirst agreed to pay $5.2 million to Heartland for the purchase of all Heartland’s merchant credit card services business and to continue providing merchant bankcard processing to Heartland subsidiary bank clients going forward. This partnership provides an opportunity for Heartland subsidiary banks to develop new business through referrals while eliminating the responsibility of maintaining a large knowledge base on a highly specialized product.  As a result of this sale, Heartland recorded a pre-tax gain of $5.2 million in its third quarter earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Date: October 2, 2008	By: /s/ Lynn B. Fuller
Lynn B. Fuller
President and Chief Executive Officer